UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 17, 2010, Oncothyreon Inc. (the “Company”) entered into an arrangement agreement (the “Arrangement Agreement”) by and among Gamehost Income Fund (“Gamehost”), the Company, Oncothyreon Canada Inc. (“Onco Canada”) and 0811769 B.C. Unlimited Liability Company (“Onco BC”).  Each of Onco Canada and Onco BC are indirect wholly-owned subsidiaries of the Company.  A description of the Arrangement Agreement was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2010 (the “Prior 8-K”).

Pursuant to the terms of the Arrangement Agreement, the Company was to sell its interests in Onco Canada and Onco BC to Gamehost as more fully described in the Prior 8-K.

In response to certain proposed changes to the Income Tax Act (Canada) announced on March 4, 2010 by the Canadian Federal Minister of Finance that would have adversely affected the benefit to Gamehost of the Arrangement Agreement, Gamehost determined that it would no longer be proceeding with the transaction.  On March 8, 2010, Gamehost and the Company mutually agreed to terminate the Arrangement Agreement.

A press release dated March 8, 2010 was issued by the Company regarding the termination of the Arrangement Agreement, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 8, 2010, announcing the termination of the Arrangement Agreement.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President & Chief Executive Officer

Date: March 11, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 8, 2010, announcing the termination of the Arrangement Agreement.